UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      Claymore Exchange-Traded Fund Trust 2
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                             (See Next Page)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


2455 Corporate West Drive, Lisle, Illinois                60532
 (Address of principal executive offices)               (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered:                Each Class is to be so Registered:
          -------------------                 ---------------------------------

Shares of beneficial interest, no par value     New York Stock Exchange Arca

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.                           [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.                           [ ]

Securities Act registration statement file number to which this form relates:
333-135105; 811-21910.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust 2 (the "Trust") to be registered hereunder is set forth for Claymore/Zacks Country Rotation ETF, Claymore/Clear Global Timber Index ETF, Claymore/Clear Global Exchanges, Brokers & Asset Managers Index ETF, Claymore/AlphaShares China Small Cap Index ETF, Claymore/Zacks International Yield Hog Index ETF and Claymore/SWM Canadian Energy Income Index ETF in Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-135105; 811-21910), which description is incorporated herein by reference as filed with the Securities and Exchange Commission; and is set forth for Claymore S&P Global Water Index ETF and Claymore/Robeco Developed International Equity ETF in Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-135105; 811-21910), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of 13 separate investment portfolios. The Trust's investment portfolio to which this filing relates and its I.R.S. Employer Identification Number are as follows:


Claymore/Zacks Country Rotation ETF                                   20-8871585
Claymore/Clear Global Timber Index ETF                                26-0902749
Claymore/Clear Global Exchanges, Brokers & Asset Managers Index ETF   20-8871160
Claymore/AlphaShares China Small Cap Index ETF                        26-1365220
Claymore/Zacks International Yield Hog Index ETF                      20-8871644
Claymore/SWM Canadian Energy Income Index ETF                         20-8871464
Claymore S&P Global Water Index ETF                                   20-8871373
Claymore/Robeco Developed International Equity ETF                    20-5799752

Item 2.  Exhibits

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CLAYMORE EXCHANGE-TRADED FUND TRUST 2

Date:  October 22, 2008                    By:    /s/ J. Thomas Futrell
                                                  -----------------------
                                                  J. Thomas Futrell
                                                  Chief Executive Officer